                                                                   EXHIBIT 3.02



                                     BY-LAWS

                                       OF

                                OGE ENERGY CORP.
                       (Effective as of December 31, 1996)

                                   ARTICLE 1.
                                   ----------

                                   AMENDMENTS
                                   ----------

         Section 1.1.  Amendment of By-Laws.  Subject to the  provisions  of the
                       ---------------------
Corporation's Restated Certificate of Incorporation, these By-laws may be amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Oklahoma, the Corporation's Restated Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or adopt such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


                                   ARTICLE 2.
                                   ----------

                                     OFFICES
                                     -------

         Section 2.1.  Registered  Office.  The Corporation  shall  continuously
                       -------------------
maintain a registered office in the State of Oklahoma which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

         Section 2.2. Other Offices.  The  Corporation  may also have offices at
                      --------------
such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE 3.
                                   ----------

                                     SHARES
                                     ------

         Section 3.1.  Form of Shares.  Shares  either shall be  represented  by
                       ---------------
certificates or shall be uncertificated shares.


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

                  3.1.1.  Signing  of  Certificates.  Certificates  representing
                          ---------------------------
        shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the Corporation if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than an employee of the corporation, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Oklahoma law, and any other information required by law.

                  3.1.2.   Uncertificated   Shares.  Unless  prohibited  by  the
                           ------------------------
        Restated Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate (or such documentation as may be allowed under Section 3.2 below) has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

                  3.1.3. Identification of Shareholders. The name and address of
                         -------------------------------
        each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3.2. Lost, Stolen or Destroyed  Certificates.  If a certificate
                      ----------------------------------------
representing shares has allegedly been lost, stolen or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such identification and other reasonable requirements as it may impose.

         Section 3.3. Transfers of Shares. Transfer of shares of the Corporation
                      --------------------
shall be recorded on the books of the Corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature or other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.


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                                   ARTICLE 4.
                                   ----------

                                  SHAREHOLDERS
                                  ------------

         Section 4.1. Annual Meeting. The annual meeting of the shareholders for
                      --------------
the election of directors and the transaction of any other proper business shall be held at a time and date to be annually designated by the Board of Directors.

         Section 4.2. Special Meetings. Except as otherwise mandated by Oklahoma
                      ----------------
law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation's Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the Corporation.

         Section 4.3. Place of Meeting. The Board of Directors may designate the
                      ----------------
place of meeting for any annual or special meeting of shareholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the Corporation.

         Section 4.4. Notice of Meetings.  For all meetings of  shareholders,  a
                      ------------------
written or printed notice of the meeting shall be delivered, personally or by mail, to each shareholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of the meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting involving a merger, consolidation, share exchange, dissolution or sale, lease or an exchange of all or substantially all, of the property or assets of the corporation not less than 20 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by law.

         Section 4.5. Quorum of  Shareholders.  The holders of a majority of the
                      -----------------------
outstanding shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matters at any meeting of shareholders unless a greater or lesser number is required by the certificate of incorporation. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting, unless otherwise required by law. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at the meeting, unless otherwise required by law.

         Section 4.6.  Manner of Acting.  The  affirmative  vote of holders of a
                       ----------------
majority of the shares represented at a meeting and entitled to vote on a matter at which a quorum is present shall


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be valid  action by the  shareholders,  unless  voting  by a  greater  number of shareholders or voting by class or classes of shareholders is required by law or the certificate of incorporation.

         Section 4.7.  Fixing of Record Date. If no record date is fixed for the
                       ---------------------
determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, or in order to make a determination of shareholders for any other proper purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. If a record date is specifically set for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days (or such longer period as is then permitted by Oklahoma law) and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         Section 4.8.  Voting  Lists.  The officer or agent having charge of the
                       -------------
transfer book for shares of the Corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholders, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Oklahoma, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Section  4.9.  Proxies.  A  shareholder  may appoint a proxy to vote or
                        -------
otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. All appointments of proxies shall be in accordance with Oklahoma law. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

         Section  4.10.  Voting  of  Shares  by  Certain  Holders.  Shares  of a
                         ----------------------------------------
corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.


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                  4.10.1.  Shares Held by Corporation.  Shares registered in the
                           --------------------------
        name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the laws of the state of incorporation of such corporation. This Corporation shall treat the president or other person holding the chief executive office of such other corporation as authorized to vote such shares. However, such other corporation may designate any other person or any other holder of an office of the corporate shareholder to this corporation as the person or officeholder authorized to vote such shares. Such persons or offices indicated shall be registered by this Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 4.8 of this Article.

                  4.10.2.  Shares Held by  Fiduciary.  Shares  registered in the
                           -------------------------
        name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  4.10.3. Shares Held by Receiver. Shares registered in the name
                          -----------------------
        of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                  4.10.4. Shares Pledged. A shareholder whose shares are pledged
                          --------------
        shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Section 4.11. Inspectors. At any meeting of shareholders,  the
                                ----------
chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Inspectors shall:

                  4.11.1.  Vote Count and Report.  Determine  the  validity  and
                           ---------------------
        effect of proxies; ascertain and report the number of shares represented at the meeting; count all votes and report the results; and perform such other acts as are required and appropriate to conduct all elections with impartiality and fairness to the shareholders.

                  4.11.2.  Written Reports.  Each report shall be in writing and
                           ---------------
        such report shall be signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 4.12.  Informal Action by Shareholders.  Any action required or
                         ------------------------------
permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special


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meeting of such holders and,  except as otherwise  mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders.

         Section  4.13.  Waiver of  Notice.  Whenever  any  notice  whatever  is
                         -----------------
required to be given under the provisions of the law, the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

         Section 4.14. Notice of Shareholder  Business.  At an annual meeting of
                       -------------------------------
the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a shareholder. For business to be properly requested to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which such announcement of the date of the meeting was communicated to shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.14. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4.14, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.


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                                   ARTICLE 5.
                                   ----------

                                    DIRECTORS
                                    ---------

         Section 5.1. General Powers and Qualification. The business and affairs
                      --------------------------------
of the Corporation shall be managed by or under the direction of the Board of Directors. Directors need not be residents of the State of Oklahoma or shareholders of the Corporation.

         Section 5.2. Number, Tenure and Resignation. The number of directors of
                      ------------------------------
the Corporation shall be fixed from time to time by the Board of Directors, but shall be no fewer than 9 and no more than 15; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation's Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1996, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1997, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation's Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the corporation's Common Stock as to dividends or upon liquidation to elected directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 5.3 of this Article 5.

         Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation's Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than quorum of the Board of Directors, (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified and (iii) no decrease in the number of directors constituting the board of Directors shall shorten the term of any incumbent director.


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         Except as may  otherwise  be provided in or fixed by or pursuant to the
provisions  of  Article  IV  of  the  Corporation's   Restated   Certificate  of
Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally (as
defined  in  Article  VII  of  the   Corporation's   Restated   Certificate   of
Incorporation), voting together as a single class.

         Section 5.3.  Notification of  Nominations.  Except as may otherwise be
                       ----------------------------
provided in or fixed by or pursuant to the provisions of Article IV of the Corporation's Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A director may resign at any time by written notice to the board, its chairman, or the president or secretary of the Corporation. The resignation is effective on the date it bears, or its designated effective date.

         Section 5.4. Quorum of Directors. A majority of the number of directors
                      -------------------
fixed in Section 5.2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of the number of directors fixed in
Section 5.2 of this Article is present at a meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law.


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

         Section 5.5.  Manner of Acting.  The act of a majority of the directors
                       ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or these by-laws.

         Section  5.6.  Regular  Meetings.  Regular  meetings  of the  Board  of
                        -----------------
Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section  5.7.  Special  Meetings.  Special  meetings  of the  Board  of
                        -----------------
Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         Section  5.8.  Notice.  Notice of any  special  meeting of the Board of
                        ------
Directors shall be given at least one day prior to the meeting by written notice delivered personally, by mail, cable, facsimile, telegram, or telex to each director at his or her business address. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5.9.  Presumption of Assent.  A director of the Corporation who
                       ---------------------
has been present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his or her dissent shall have been entered in the minutes of the meeting or unless he or she shall have filed his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall have forwarded such dissent by registered mail or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. No director who voted in favor of any action may dissent from such action after adjournment of the meeting.

         Section  5.10.  Committees.   A  majority  of  the  directors  may,  by
                         ----------
resolution passed by a majority of the number of directors fixed by the shareholders under Section 5.2 of this Article, create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board. To the extent specified in the resolution of the Board of Directors establishing a committee each committee shall have and exercise all the authority of the Board of Directors, provided, however, that no such committee shall have the authority to take any action that under Oklahoma law can only be taken by the Board of Directors. Sections 5.4, 5.5, 5.6, 5.7, 5.7 and 5.9 shall also apply to committees and their members.

         Section 5.11. Informal Action by Directors.  Any action required by the
                       ----------------------------
Oklahoma General Corporation Act to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken,


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shall be signed by all of the  directors  entitled  to vote with  respect to the subject matter thereof, or by all members of such committee, as the case may be.

                  5.11.1.  Effective Date. The consent shall be evidenced by one
                           --------------
        or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

                  5.11.2.  Effect  of  Consent.  Any  consent  signed by all the
                           -------------------
        directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the Oklahoma General Corporation Law.

         Section 5.12. Meeting by Conference Telephone.  Members of the Board of
                       -------------------------------
Directors or of any committee of the Board of Directors may participate in and act at any meeting of the board or committee by means of conference telephone or other communications equipment through which all persons participating in the meeting can hear each other. Participation in such a meeting shall be equivalent to attendance and presence in person at the meeting of the person or persons so participating.

         Section 5.13. Compensation.  The Board of Directors, by the affirmative
                       ------------
vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise.

                                   ARTICLE 6.
                                   ----------

                                    OFFICERS
                                    --------

         Section 6.1.  Number.  The officers of the Corporation may consist of a
                       ------
president, one or several vice presidents, a treasurer, one or more assistant treasurers (if elected by the Board of Directors), a secretary, one or more assistant secretaries (if elected by the Board of Directors), and such other officers (including, if so directed by a resolution of the Board of Directors, a Chairman of the Board) as may be elected in accordance with the provisions of this Article. Any two or more offices may be held by the same person.

         Section  6.2.  Election  and  Term  of  Office.  The  officers  of  the
                        -------------------------------
Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of Section 6.3 hereof, each officer shall hold office until the last to occur of the next annual meeting of the Board of Directors or until the election and qualification of his or her successor.


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

         Section 6.3.  Removal of Officers.  Any officer elected or appointed by
                       -------------------
the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 6.4. Vacancies;  New Offices. A vacancy occurring in any office
                      -----------------------
may be filled and new offices may be created and filled, at any time, by the Board of Directors.

         Section 6.5.  President and Chief Executive Office. The president shall
                       ------------------------------------
be the chief executive officer of the Corporation. He or she shall be in charge of the day to day business and affairs of the Corporation, subject to the direction and control of the Board of Directors. He or she shall preside at all meetings of the Board of Directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation. He or she may sign: (i) with the secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors, stock certificates of the Corporation the issuance of which shall have been authorized by the Board of Directors; and (ii) any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument.

         Section 6.6.  Vice  President(s).  The vice  president (or in the event
                       ------------------
there is more than one vice president, each of them) shall assist the president in the discharge of his or her duties as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her (or them) by the president or the Board of Directors. In the absence of the president, the vice president (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the president.

         Section 6.7. Treasurer.  The treasurer shall have charge and custody of
                      ---------
and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 8 of these by-laws, have charge of and be responsible for the maintenance of adequate books of account for the Corporation, and, in general, perform all duties incident to the office of treasurer and such other duties not inconsistent with these by-laws as from time to time may be assigned to him or her by the president or the Board of Directors.

         Section 6.8.  Secretary.  The  secretary  shall keep the minutes of the
                       ---------
shareholders' and the Board of Directors' meetings, see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, have general charge of the corporate records and of the seal of the Corporation, have general charge of the stock transfer books of the Corporation, keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, sign with the president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and such other duties not inconsistent with these by-laws as from time to time may be assigned to him or her by the president or the Board of Directors.

         Section 6.9. Assistant Treasurers and Assistant Secretaries.  The Board
                      ----------------------------------------------
of Directors may elect one or more than one assistant treasurer and assistant secretary. In the absence of the treasurer, or in the event of his or her inability or refusal to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary, or in the event of his or her inability or refusal to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these by-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

         Section  6.10.  Compensation.  The  compensation  of all  directors and
                         ------------
officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. All compensation so established shall be reasonable and solely for services rendered to the Corporation.

                  6.10.1.   Compensation   and  Expense   Disallowance.   Unless
                            ------------------------------------------
       otherwise provided by the Board of Directors, all payments made to a director or officer of the Corporation, including, but not limited to salary, commission, bonus, interest, travel and entertainment expenses and deferred compensation payments, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such director or officer of the Corporation to the full extent of such disallowance. The proper corporate officers are authorized and directed to effect collection on behalf of the Corporation for each amount disallowed. In lieu of a payment by the director or officer, subject to the determination of the Board of Directors, appropriate amounts may be withheld from future compensation payments paid to such director or officer until the amount owed the Corporation is recovered. This by-law shall be considered a term and condition of employment for each director and officer of the Corporation, unless specifically waived in writing by the Board of Directors.

                                   ARTICLE 7.
                                   ----------

                                 FISCAL MATTERS
                                 --------------

         Section 7.1.  Fiscal  Year.  The fiscal year of the  Corporation  shall
                       ------------
begin on the first day of January in each year.

         Section  7.2.  Contracts.  The Board of  Directors  may  authorize  any
                        ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument, in the name of


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

and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.3. Loans and  Indebtedness.  No substantial or material loans
                      -----------------------
shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 7.4. Checks,  Drafts,  Etc. All checks,  drafts or other orders
                      ----------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation as the Board of Directors shall from time to time designate.

         Section  7.5.  Deposits.  All funds of the  Corporation  not  otherwise
                        --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                                   ARTICLE 8.
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

         Section 8.1.  Dividends and  Distributions.  The Board of Directors may
                       ----------------------------
from time to time declare or otherwise authorize, and the Corporation may pay distributions in money, shares or other property on its outstanding shares in the manner and upon the terms, conditions and limitations provided by law or certificate of incorporation.

         Section  8.2.  Corporate  Seal.  The Board of  Directors  may provide a
                        ---------------
corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section  8.3.  Waiver of Notice.  Whenever any notice is required to be
                        ----------------
given by law, certificate of incorporation or under the provisions of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section  8.4.  Headings.  Section or  paragraph  headings  are inserted
                        --------
herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

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